Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of The Southern Company (Southern Company).

The Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2018 and the year ended December 31, 2017 (pro forma statements of income) give effect to the sale of the following four wholly-owned subsidiaries to a subsidiary of NextEra Energy, Inc. (Divestitures) as if they were completed on January 1, 2017:

•	Gulf Power Company (Gulf Power), sold on January 1, 2019;

•	Southern Company - Oleander LLC (Oleander) and Southern Company - Florida LLC (Stanton) (owned by Southern Power Company), sold on December 4, 2018; and

•	Pivotal Utility Holdings, Inc. (PUHI), including its Florida City Gas business (owned by Southern Company Gas), sold on July 31, 2018.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2018 (pro forma balance sheet) gives effect to the sales of Gulf Power, Oleander, and Stanton as if they were completed on September 30, 2018. Proceeds of $530 million received in the sale of PUHI and the related pay down of $276 million in debt are reflected in the historical balance sheet of Southern Company at September 30, 2018.

The historical consolidated financial information has been adjusted in the pro forma financial statements (A) to give effect to pro forma events that are: (1) directly attributable to the Divestitures; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the results of Southern Company, and (B) to eliminate historical events directly attributable to the Divestitures that are not, with respect to the statements of income, expected to have a continuing impact on the results of Southern Company.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying note, which should be read in connection with the pro forma financial statements. While the pro forma financial statements have been prepared based on preliminary estimates for the sales of Gulf Power, Oleander, and Stanton and are subject to final working capital adjustments, the final amounts recorded are not expected to be materially different from the information presented herein.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the Divestitures taken place on the dates indicated, or the future consolidated results of operations or financial position of Southern Company.

The pro forma financial statements also should be read in conjunction with:

•
the consolidated financial statements of Southern Company as of and for the year ended December 31, 2017 included in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2017; and

•
the consolidated financial statements of Southern Company as of and for the nine months ended September 30, 2018 included in Southern Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Southern Company
Unaudited Pro Forma Condensed
Consolidated Statements of Income
For the Nine Months Ended September 30, 2018

	Southern Company	Divestitures	Pro Forma Adjustments		Pro Forma
	(in millions)
Operating Revenues:
Retail electric revenues	$11,913	$(932)	$—		$10,981
Wholesale electric revenues	1,923	(183)	—		1,740
Other electric revenues	509	(50)	—		459
Natural gas revenues	2,806	(56)	—		2,750
Other revenues	1,007	—	—		1,007
Total operating revenues	18,158	(1,221)	—		16,937
Operating Expenses:
Fuel	3,514	(305)	—		3,209
Purchased power	760	(135)	—		625
Cost of natural gas	1,053	(16)	—		1,037
Cost of other sales	688	—	—		688
Other operations and maintenance	4,217	(273)	—		3,944
Depreciation and amortization	2,338	(156)	—		2,182
Taxes other than income taxes	990	(97)	—		893
Estimated loss on plants under construction	1,105	—	—		1,105
(Gain) loss on dispositions, net	(317)	—	121	(a)	(196)
Impairment charges	197	—	(119)	(b)	78
Total operating expenses	14,545	(982)	2		13,565
Operating Income	3,613	(239)	(2)		3,372
Other Income and (Expense):
Allowance for equity funds used during construction	99	—	—		99
Earnings from equity method investments	108	—	—		108
Interest expense, net of amounts capitalized	(1,386)	42	79	(c)	(1,265)
Other income (expense), net	195	2	—		197
Total other income and (expense)	(984)	44	79		(861)
Earnings Before Income Taxes	2,629	(195)	77		2,511
Income taxes	598	(11)	(51)	(d)	536
Consolidated Net Income	2,031	(184)	128		1,975
Dividends on preferred and preference stock of subsidiaries	12	—	—		12
Net income attributable to noncontrolling interests	71	—	—		71
Consolidated Net Income Attributable to Southern Company	$1,948	$(184)	$128		$1,892
Common Stock Data:
Earnings per share -
Basic	$1.92				$1.86
Diluted	$1.91				$1.85
Average number of shares of common stock outstanding (in millions)
Basic	1,016				1,016
Diluted	1,021				1,021

Southern Company
Unaudited Pro Forma Condensed
Consolidated Statements of Income
For the Year Ended December 31, 2017

	Southern Company	Divestitures	Pro Forma Adjustments		Pro Forma
	(in millions)
Operating Revenues:
Retail electric revenues	$15,330	$(1,281)	$—		$14,049
Wholesale electric revenues	2,426	(243)	—		2,183
Other electric revenues	681	(70)	—		611
Natural gas revenues	3,791	(87)	—		3,704
Other revenues	803	—	—		803
Total operating revenues	23,031	(1,681)	—		21,350
Operating Expenses:
Fuel	4,400	(427)	—		3,973
Purchased power	863	(156)	—		707
Cost of natural gas	1,601	(32)	—		1,569
Cost of other sales	513	—	—		513
Other operations and maintenance	5,481	(431)	—		5,050
Depreciation and amortization	3,010	(167)	—		2,843
Taxes other than income taxes	1,250	(123)	—		1,127
Estimated loss on plants under construction	3,362	—	—		3,362
Total operating expenses	20,480	(1,336)	—		19,144
Operating Income	2,551	(345)	—		2,206
Other Income and (Expense):
Allowance for equity funds used during construction	160	—	—		160
Earnings from equity method investments	106	—	—		106
Interest expense, net of amounts capitalized	(1,694)	55	106	(c)	(1,533)
Other income (expense), net	(55)	9	—		(46)
Total other income and (expense)	(1,483)	64	106		(1,313)
Earnings Before Income Taxes	1,068	(281)	106		893
Income taxes	142	(108)	41	(d)	75
Consolidated Net Income	926	(173)	65		818
Less:
Dividends on preferred and preference stock of subsidiaries	38	(4)	—		34
Net income attributable to noncontrolling interests	46	—	—		46
Consolidated Net Income Attributable to Southern Company	$842	$(169)	$65		$738
Common Stock Data:
Earnings per share -
Basic	$0.84				$0.74
Diluted	$0.84				$0.73
Average number of shares of common stock outstanding (in millions)
Basic	1,000				1,000
Diluted	1,008				1,008

Southern Company
Unaudited Pro Forma Condensed
Consolidated Balance Sheet
As of September 30, 2018

	Southern Company	Divestitures		Pro Forma Adjustments		Pro Forma
Assets	(in millions)
Current Assets:
Cash and cash equivalents	$1,847	$4,619	(e)	$(3,850)	(g)	$2,616
Receivables —
Customer accounts receivable	1,730	—		—		1,730
Energy marketing receivables	498	—		—		498
Unbilled revenues	738	—		—		738
Under recovered fuel clause revenues	105	—		—		105
Other accounts and notes receivable	690	—		—		690
Accumulated provision for uncollectible accounts	(33)	—		—		(33)
Materials and supplies	1,418	—		—		1,418
Fossil fuel for generation	390	—		—		390
Natural gas for sale	486	—		—		486
Prepaid expenses	354	—		—		354
Other regulatory assets, current	522	—		—		522
Assets held for sale, current	407	(407)		—		—
Other current assets	232	75	(f)	—		307
Total current assets	9,384	4,287		(3,850)		9,821
Property, Plant, and Equipment:
In service	100,672	—		—		100,672
Less: Accumulated depreciation	30,739	—		—		30,739
Plant in service, net of depreciation	69,933	—		—		69,933
Nuclear fuel, at amortized cost	844	—		—		844
Construction work in progress	7,655	—		—		7,655
Total property, plant, and equipment	78,432	—		—		78,432
Other Property and Investments:
Goodwill	5,315	—		—		5,315
Equity investments in unconsolidated subsidiaries	1,569	—		—		1,569
Other intangible assets, net of amortization	674	—		—		674
Nuclear decommissioning trusts, at fair value	1,872	—		—		1,872
Leveraged leases	794	—		—		794
Miscellaneous property and investments	258	—		—		258
Total other property and investments	10,482	—		—		10,482
Deferred Charges and Other Assets:
Deferred charges related to income taxes	792	—		—		792
Unamortized loss on reacquired debt	328	—		—		328
Other regulatory assets, deferred	6,196	—		—		6,196
Assets held for sale	4,667	(4,667)		—		—
Other deferred charges and assets	1,436	—		—		1,436
Total deferred charges and other assets	13,419	(4,667)		—		8,752
Total Assets	$111,717	$(380)		$(3,850)		$107,487

THE SOUTHERN COMPANY AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2018

	Southern Company	Divestitures		Pro Forma Adjustments		Pro Forma
Liabilities and Stockholders' Equity	(in millions)
Current Liabilities:
Securities due within one year	$3,013	$—		$—		$3,013
Notes payable	2,564	—		—		2,564
Energy marketing trade payables	521	—		—		521
Accounts payable	2,246	—		—		2,246
Customer deposits	524	—		—		524
Accrued taxes	1,060	728	(h)	—		1,788
Accrued interest	422	—		—		422
Accrued compensation	800	—		—		800
Asset retirement obligations, current	348	—		—		348
Other regulatory liabilities, current	349	—		—		349
Liabilities held for sale, current	355	(355)		—		—
Other current liabilities	763	—		—		763
Total current liabilities	12,965	373		—		13,338
Long-term Debt	41,425	—		(3,850)	(g)	37,575
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	6,035	—		—		6,035
Deferred credits related to income taxes	6,651	—		—		6,651
Accumulated deferred ITCs	2,377	—		—		2,377
Employee benefit obligations	2,017	—		—		2,017
Asset retirement obligations, deferred	5,817	—		—		5,817
Accrued environmental remediation	269	—		—		269
Other cost of removal obligations	2,330	—		—		2,330
Other regulatory liabilities, deferred	153	—		—		153
Liabilities held for sale	2,835	(2,835)		—		—
Other deferred credits and liabilities	454	—		—		454
Total deferred credits and other liabilities	28,938	(2,835)		—		26,103
Total Liabilities	83,328	(2,462)		(3,850)		77,016
Redeemable Preferred Stock of Subsidiaries	324	—		—		324
Stockholders' Equity:
Common Stockholders' Equity:
Common stock	5,140	—		—		5,140
Paid-in capital	10,905	—		—		10,905
Treasury, at cost	(39)	—		—		(39)
Retained earnings	9,048	2,082		—		11,130
Accumulated other comprehensive loss	(177)	—		—		(177)
Total Common Stockholders' Equity	24,877	2,082		—		26,959
Noncontrolling Interests	3,188	—		—		3,188
Total Stockholders' Equity	28,065	2,082		—		30,147
Total Liabilities and Stockholders' Equity	$111,717	$(380)		$(3,850)		$107,487

Note 1. Adjustments to Pro Forma Financial Statements

Basis of Presentation. The pro forma financial statements have been prepared based on the amounts reported in the consolidated balance sheet of Southern Company as of September 30, 2018 and the consolidated statements of income of Southern Company for the nine months ended September 30, 2018 and the year ended December 31, 2017. Amounts reflected in the Divestitures column of the pro forma statements of income represent the historical operating results of the businesses disposed of through the Divestitures for the year ended December 31, 2017 and through the date of disposition (July 31, 2018) for PUHI and through September 30, 2018 for Gulf Power, Oleander, and Stanton.

Adjustments to Pro Forma Statements of Income

a.	Gain on dispositions, net–Reflects the elimination of the gain recognized on the sale of PUHI during the third quarter 2018.

b.	Impairment charges–Reflects the elimination of an asset impairment charge related to the sale of Oleander and Stanton recorded during the second quarter 2018.

c.
Interest expense, net of amounts capitalized–Reflects the use of an estimated $3.85 billion of sale proceeds to reduce certain outstanding debt obligations of Southern Company having a weighted-average interest rate of 2.74%.

d.
Income taxes (benefit)–Reflects the elimination of $101 million in income tax expense recognized on the gain on sale of PUHI along with the income tax effect of the remaining pro forma adjustments calculated using an estimated statutory rate of 25.2% for the nine months ended September 30, 2018 and 38.4% for the year ended December 31, 2017.

Adjustments to Pro Forma Balance Sheet

e.	Cash and cash equivalents–Reflects the net sales proceeds of $4.416 billion for Gulf Power and $203 million for Oleander and Stanton.

f.	Other current assets–Reflects consideration receivable of $75 million related to the sale of Gulf Power.

g.
Cash and cash equivalents and Long-term debt–Reflects the use of an estimated $3.85 billion of sale proceeds from the sale of Gulf Power, Oleander, and Stanton to retire existing debt of Southern Company.

h.	Accrued taxes–Reflects the estimated tax liability associated with the net gain on the sales of Gulf Power, Oleander, and Stanton.